EXHIBIT 16.1


                                 Barry Friedman
                           Certified Public Accountant
                                1582 Tulita Drive
                                Las Vegas, Nevada
                                    USA 89123



August 31, 1999

The Board of Directors
Bingo.Com, Inc.
702 - 543 Granville Street
Vancouver, BC
V6C 1X8


United States Securities and Exchange Commission
Washington, D.C.
USA 20549

Ladies and Gentlemen:

I have reviewed Amendment No. 1 to the Form 10 registration statement (the "Form 10") filed by Bingo.Com, Inc. (the "Company"), and agree with the statements disclosed by the Company under Item 14, Changes in the Disagreements with Accountants on Accounting and Financial Disclosure.

I consent to the use of my report included herein and to the reference to my firm in this registration statement on Form 10.


/s/ Barry Friedman
Certified Public Accountant
Las Vegas, Nevada